                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE


                                     BETWEEN


                        SERVICE CORPORATION INTERNATIONAL


                                       AND


                            THE CHASE MANHATTAN BANK
                                   AS TRUSTEE





                                   ----------



                                   DATED AS OF

                                  JUNE 22, 2001



--------------------------------------------------------------------------------

                                Table of Contents

                                                                                                               Page
                                                                                                               ----



                                   ARTICLE ONE

THE 2008 NOTES ..................................................................................................2
   SECTION 1.1               Designation of 2008 Notes; Establishment of Form....................................2
   SECTION 1.2               Global 2008 Notes; Certificated 2008 Notes..........................................2
   SECTION 1.3               Aggregate Principal Amount..........................................................3
   SECTION 1.4               Interest Rate, Interest Payment and Regular Record Dates............................3
   SECTION 1.5               Accrual of Interest.................................................................3
   SECTION 1.6               Stated Maturity.....................................................................4
   SECTION 1.7               Paying and Conversion Agents; Place of Payment......................................4
   SECTION 1.8               Sinking Fund and Optional Redemption................................................4
   SECTION 1.9               Change in Control...................................................................4
   SECTION 1.10              Conversion..........................................................................5
   SECTION 1.11              Defeasance of 2008 Notes............................................................5
   SECTION 1.12              Other Terms of 2008 Notes...........................................................5

                                   ARTICLE TWO

MISCELLANEOUS PROVISIONS ........................................................................................6
   SECTION 2.1               Integral Part.......................................................................6
   SECTION 2.2               General Definitions.................................................................6
   SECTION 2.3               Adoption, Ratification and Confirmation.............................................6
   SECTION 2.4               Counterparts........................................................................6
   SECTION 2.5               Governing Law.......................................................................6
   SECTION 2.6               Conflict With Any Provision of Trust Indenture Act of 1939..........................6
   SECTION 2.7               Effect of Headings and Table of Contents............................................7
   SECTION 2.8               Severability Clause.................................................................7
   SECTION 2.9               Successors and Assigns..............................................................7
   SECTION 2.10              Benefit of First Supplemental Indenture.............................................7
   SECTION 2.11              Acceptance by Trustee...............................................................7

                          FIRST SUPPLEMENTAL INDENTURE


         THIS First Supplemental Indenture, dated as of June 22, 2001, between Service Corporation International, a Texas corporation (the "Issuer"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of June 22, 2001 (the "Original Indenture"), providing for the issuance from time to time of one or more series of the Issuer's unsecured debentures, notes or other evidences of indebtedness;

         WHEREAS, Section 2.1 of the Original Indenture provides that the Issuer may enter into supplemental indentures to establish the form and the terms, respectively, of a series of notes to be issued pursuant to the Original Indenture;

         WHEREAS, the Issuer desires (i) to issue 6 3/4% Convertible Subordinated Notes due 2008 (the "2008 Notes"), the issuance of which has been authorized by the Board of Directors of the Issuer, and (ii) to establish the form and terms thereof;

         WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement in certain respects the Original Indenture insofar as it will apply only to the 2008 Notes (and not to any other series); and

         WHEREAS, all things necessary have been done to make the 2008 Notes, when duly issued and executed by the Issuer and authenticated and delivered by the Trustee hereunder, the valid obligations of the Issuer, and to make this First Supplemental Indenture a valid agreement of the Issuer, in accordance with their and its terms.

         NOW, THEREFORE,

         In consideration of the premises provided for herein, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2008 Notes as follows:

                                   ARTICLE ONE
                                 THE 2008 NOTES

         SECTION 1.1 Designation of 2008 Notes; Establishment of Form.

         There shall be issued hereunder the 2008 Notes designated "6 3/4% Convertible Subordinated Notes due 2008" of the Issuer. The form of the Series 2008 Notes shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any exchange or Depositary therefor or as may, consistently herewith, be determined by the officers of the Issuer executing such 2008 Notes, as evidenced by their execution of the 2008 Notes.

         SECTION 1.2 Global 2008 Notes; Certificated 2008 Notes.

         (a) Issue of Global 2008 Notes. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the 2008 Notes. All of the 2008 Notes shall be issued initially in the form of one or more Global 2008 Notes, which shall be deposited with the Trustee, at its Corporate Trust Office, as custodian (the "2008 Notes Custodian") for the Depositary and shall be registered in the name of its nominee, Cede & Co., duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of a Global Security may from time to time be decreased by adjustments made on the records of the 2008 Notes Custodian as hereinafter provided, subject in each case to compliance with the rules and procedures of the Depositary (the "Applicable Procedures").

         (b) Global 2008 Notes in General. Each Global Security shall represent such of the outstanding 2008 Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding 2008 Notes from time to time endorsed thereon and that the aggregate amount of outstanding 2008 Notes represented thereby may from time to time be reduced to reflect exchanges, redemptions, purchases or conversions of such 2008 Notes. Any endorsement of a Global Security to reflect the amount of any such decrease in the principal amount of outstanding 2008 Notes represented thereby shall be made by the 2008 Notes Custodian in accordance with the standing instructions and procedures existing between the Depositary and the 2008 Notes Custodian.

         (c) Certificated 2008 Notes. Certificated 2008 Notes shall be issued only under the circumstances provided in Section 2.8 of the Indenture. "Certificated 2008 Notes" shall mean a security certificate in definitive registered form, in substantially the form attached to this First Supplemental Indenture as Annex A (excluding the information or the scheduled called for by footnotes 1, 2 and 3 thereof) and issued in exchange and transfer for the Global Security pursuant to Section 2.8 of the Indenture.

         SECTION 1.3 Aggregate Principal Amount.

         (a) The Trustee shall authenticate and deliver the 2008 Notes on June 22, 2001 (the "Issue Date") (i) in an aggregate principal amount of $300,000,000 upon receipt of Issuer Order for the authentication and delivery of the 2008 Notes, in accordance with Section 2.3 of the Indenture and (ii) in an aggregate principal amount of up to $45,000,000 upon receipt of Issuer Order should the underwriters' over-allotment be exercised (except in each case for the 2008 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2008 Notes pursuant to Section 2.8, 2.9, 2.11, 8.5, 12.3 or 13.2 of the Indenture).

         (b) The Issuer may not issue new 2008 Notes to replace the 2008 Notes that have matured or been converted, redeemed or otherwise cancelled (except for registration of transfer, exchange or replacement thereof).

         SECTION 1.4 Interest Rate, Interest Payment and Regular Record Dates.

         The 2008 Notes shall bear interest at the rate of 6 3/4% per annum. Interest shall be payable on the 2008 Notes at maturity (or earlier purchase, redemption or, in certain circumstances, conversion) and semi-annually on June 22 and December 22 of each year (an "Interest Payment Date"), commencing December 22, 2001, to Holders of record at the close of business on June 7 or December 7, as the case may be (whether or not a Business Day) immediately preceding each Interest Payment Date (each a "Regular Record Date"). Interest payable upon a Redemption Date or a Change in Control Purchase Date by the Issuer shall be paid to the Persons to whom principal is payable, unless such Redemption Date or Change in Control Purchase Date is an Interest Payment Date. If the Redemption Date or Change in Control Purchase Date is also an Interest Payment Date, interest shall be paid to the Holder on the preceding Regular Record Date.

         SECTION 1.5 Accrual of Interest.

         Interest shall accrue with respect to the 2008 Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for until the 2008 Notes are paid in full or funds are made available for payment in full of the 2008 Notes in accordance with the Indenture. Each payment of interest on the 2008 Notes will include interest accrued through the day before the applicable Interest Payment Date or the date of maturity (or earlier purchase, redemption or, in certain circumstances, conversion), as the case may be. Any payment of principal and cash interest required to be made on any day that is not a Business Day will be made on the succeeding Business Day. In the event of the maturity, conversion, purchase by the Issuer at the option of a Holder or redemption of a 2008 Note, interest will cease to accrue on such Note, under the terms and subject to the conditions of the Indenture. Subject to Section 1.10 hereof, the Issuer is not obligated to make any cash payment of accrued interest upon conversion of a Series 2008 Note.

         SECTION 1.6 Stated Maturity.

         The date on which the principal of the 2008 Notes matures and is payable shall be June 22, 2008.

         SECTION 1.7 Paying and Conversion Agents; Place of Payment.

         (a) Paying and Conversion Agents. The Issuer initially appoints the Trustee to act as Paying Agent and Conversion Agent with respect to the 2008 Notes.

         (b) Place of Payment. The Place of Payment for the 2008 Notes is at the office or agency of the Trustee in Dallas, Texas or New York, New York; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         SECTION 1.8 Sinking Fund and Optional Redemption.

         (a) Sinking Fund. There shall be no sinking fund for the retirement of the 2008 Notes.

         (b) Optional Redemption. At any time on or after June 22, 2004, the Issuer, at its option, may redeem the 2008 Notes in accordance with the provisions of Article Twelve of the Indenture for cash, upon thirty (30) days written notice, at any time and from time to time, in whole or in part, at a redemption prices expressed as a percentage of the principal amount of such Notes, as follows:

                                                                                          Redemption
       Redemption Period                                                                    Price
       -----------------                                                                  ----------

       June 22, 2004 through June 21, 2005......................................           103.86%
       June 22, 2005 through June 21, 2006......................................           102.89%
       June 22, 2006 through June 21, 2007......................................           101.93%
       June 22, 2007 through June 21, 2008......................................           100.96%

and 100% thereafter.

         SECTION 1.9 Change in Control.

         At the option of the Holder of any 2008 Note, the Issuer shall become obligated to purchase all or any part of the principal amount of such Note in authorized denominations upon a Change in Control, all in accordance with and subject to the terms and conditions of Section 3.9 of the Indenture.

         SECTION 1.10 Conversion.

         (a) Convertibility. The 2008 Notes shall be convertible in accordance with and subject to the terms and conditions of Article Thirteen of the Indenture. The initial Conversion Price is $6.92 per share of Common Stock (or the initial conversion rate for the 2008 Notes is 144.5348 shares of Common Stock per $1000 principal amount of the 2008 Notes), subject to adjustment pursuant to Section 13.4 of the Indenture.

         (b) Accrued Interest Upon Conversion. Upon conversion of a 2008 Note, a Holder shall not receive (except as provided in this Section 1.10) any cash payment representing accrued interest thereon. The Issuer's delivery to the Holder of the fixed number of share of Common Stock into which the 2008 Note is convertible (together with the cash payment, if any, in lieu of any fractional shares) shall satisfy the Issuer's obligation to pay the principal amount of the 2008 Note, and the accrued and unpaid interest to the Date of Conversion. Such accrued interest shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued but unpaid cash interest shall be payable upon conversion of the 2008 Notes at the option of the Holder made concurrently with or after acceleration of the 2008 Notes following an Event of Default under the Indenture with respect to the 2008 Notes. The 2008 Notes surrendered for conversion during the period from the close of business on such Interest Payment Date (except the 2008 Notes to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the Holder is to receive. Except as described in this Section 1.10, no interest on a converted 2008 Note shall be payable by the Issuer on any Interest Payment Date subsequent to the Date of Conversion. The Conversion Price will not be adjusted at any time during the term of the 2008 Notes for accrued interest.

         (c) Convertibility After Delivery of Change in Control Purchase Notice. A 2008 Note in respect of which a Holder has delivered a Change in Control Purchase Note may be converted only if such notice is withdrawn by a written notice of withdrawal delivered by the Holder to the Trustee before the close of business on the Change in Control Purchase Date, in accordance with the terms of
Section 3.12 of the Indenture.

         SECTION 1.11 Defeasance of 2008 Notes.

         The 2008 Notes may be defeased by the Issuer in accordance with the provisions of Article Ten of the Indenture (excluding Section 10.1(C) thereof).

         SECTION 1.12 Other Terms of 2008 Notes.

         Without limiting the foregoing provisions of this Article One, the terms of the 2008 Notes shall be as set forth in the form of the 2008 Notes contained in Annex A hereto and as provided in the Indenture.

                                  ARTICLE TWO
                            MISCELLANEOUS PROVISIONS

         SECTION 2.1 Integral Part.

         This First Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2008 Notes only.

         SECTION 2.2 General Definitions.

         For all purposes of this First Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

         (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

         SECTION 2.3 Adoption, Ratification and Confirmation.

         The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

         SECTION 2.4 Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 2.5 Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 2.6 Conflict With Any Provision of Trust Indenture Act of 1939.

         If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, such Trust Indenture Act of 1939 provision shall control.

         SECTION 2.7 Effect of Headings and Table of Contents.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 2.8 Severability Clause.

         In case any provision in this First Supplemental Indenture or in the 2008 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.9 Successors and Assigns.

         All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         SECTION 2.10 Benefit of First Supplemental Indenture.

          Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the 2008 Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 2.11 Acceptance by Trustee.

         The Trustee accepts the supplements to the Original Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Original Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first set forth above.

                                             SERVICE CORPORATION INTERNATIONAL



                                             By:     /s/ FRANK T. HUNDLEY
                                                    --------------------------
                                             Name:   Frank T. Hundley
                                                    --------------------------
                                             Title:  Vice President Treasurer
                                                    --------------------------



                                             THE CHASE MANHATTAN BANK,
                                                   as Trustee



                                             By:     /s/ MAURI J. COWEN
                                                    --------------------------
                                             Name:   Mauri J. Cowen
                                                    --------------------------
                                             Title:  Vice President and
                                                       Trust Officer
                                                    --------------------------

                                     ANNEX A
                           [FORM OF FACE OF 2008 NOTE]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS 2008 NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS 2008 NOTE IS EXCHANGEABLE FOR 2008 NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2008 NOTES IN DEFINITIVE FORM, THIS 2008 NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)





--------
(1) Include only if the Security is a Global Security.

                        SERVICE CORPORATION INTERNATIONAL

                  6 3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2008

                                                              CUSIP: [817565AU8]
                                                                    $
                                                                     -----------

Registered: No. R-
                  ---

         Service Corporation International, a Texas corporation (herein called the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of __________________ DOLLARS ($_________)(or such lesser amount as is indicated on the Schedule of Exchanges of 2008 Notes on the other side of this 2008 Note), (2) on June 22, 2008, and to pay interest thereon from June 22, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 22 and December 22 in each year, commencing December 22, 2001, at the rate of 6 3/4% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, that is overdue shall bear interest at the rate of 6 3/4% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such overdue interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this 2008 Note (or one or more Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 7 or December 7 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2008 Note (or one or more Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice whereof shall be given to Holders of 2008 Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2008 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         This 2008 Note is convertible as specified on the reverse of this 2008 Note.

         Payment of the principal of, premium, if any, and interest on this 2008 Note will be made at the office or agency of the Issuer maintained for that purpose in The City of New York or Dallas, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this 2008 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2008 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



----------
(2) Include only if the Security is a Global Security.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


                                    SERVICE CORPORATION INTERNATIONAL



                                    By:
                                        ---------------------------------
                                    Name:
                                           ------------------------------
                                    Title:
                                            -----------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 2008 Notes designated therein referred to in the within-mentioned Indenture.

                                  THE CHASE MANHATTAN BANK,
                                   as Trustee


                                  BY:
                                      ----------------------------------------
                                        Authorized Signatory



Date of Authentication:
                        ------------------

                         [FORM OF REVERSE OF 2008 NOTE]

                        SERVICE CORPORATION INTERNATIONAL

                  6 3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2008

         This 2008 Note is one of a duly authorized issue of debt securities of the Issuer (herein called the "2008 Notes"), issued and to be issued in one or more series under a Subordinated Indenture, dated as of June 22, 2001, as supplemented by the First Supplemental Indenture thereto, dated as of June 22, 2001 (as so amended and supplemented, herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the holders of Senior Indebtedness and the Holders of the 2008 Notes and of the terms upon which the 2008 Notes are, and are to be, authenticated and delivered. This 2008 Note is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000 (not including $45,000,000 should the underwriters' over-allotment option be exercised).

OPTIONAL REDEMPTION

         No sinking fund is provided for the 2008 Notes. At any time on or after June 22, 2004, the 2008 Notes are redeemable as a whole, or in part, at the option of the Issuer, at the following Redemption Prices expressed as a percentage of the principal amount:

                                                                                         Redemption
       Redemption Period                                                                    Price
       -----------------                                                                 ----------

       June 22, 2004 through June 21, 2005.........................................        103.86%
       June 22, 2005 through June 21, 2006.........................................        102.89%
       June 22, 2006 through June 21, 2007.........................................        101.93%
       June 22, 2007 through June 21, 2008.........................................        100.96%

and 100% thereafter, together with accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Date is also an Interest Payment Date, interest shall be paid to the Holder on the preceding Regular Record Date.

NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 2008 Notes to be redeemed at its registered address. 2008 Notes in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, interest shall cease to accrue on 2008 Notes or portions thereof called for redemption, unless the Issuer defaults in making such payment of the Redemption Price, in which case interest shall continue to accrue until such default is cured and the 2008 Notes are redeemed.

REPURCHASE OF 2008 NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuer shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the 2008 Notes held by such Holder on the date that is 35 days after the date of the occurrence of a Change in Control at a price equal to 100% of the principal amount of the 2008 Notes to be purchased plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date. If the Change in Control Purchase Date is also an Interest Payment Date, interest shall be paid to the Holder on the preceding Regular Record Date.

         The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Change in Control Purchase Date by delivering a written notice of withdrawal to the Trustee in accordance with the terms of the Indenture.

CONVERSION

         Subject to the provisions of the Indenture, a Holder of a 2008 Note may convert the 2008 Note into shares of Common Stock at any time prior to maturity; provided, however, that if the 2008 Note is called for redemption, the conversion right will terminate at the close of business on the Change in Control Purchase Date for such 2008 Note or such earlier date as the Holder presents such 2008 Note for redemption (unless the Issuer shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2008 Note is redeemed). A 2008 Note in respect of which a Holder has delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Issuer to repurchase such 2008 Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Price is $6.92 per share of Common Stock, subject to adjustment as a result of certain events described in the Indenture. The Issuer will deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert a 2008 Note, a Holder must (a) complete and manually sign the conversion notice in substantially the form attached hereto and deliver such notice to the Conversion Agent, (b) surrender the 2008 Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (d) pay any transfer or similar tax, if required, and (e) pay an amount equal to accrued interest payable on the 2008 Note if required by the Indenture.

SUBORDINATION

         The indebtedness evidenced by this 2008 Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer, and this 2008 Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this 2008 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.

DEFEASANCE AND COVENANT DEFEASANCE

          The Indenture contains provisions for Defeasance and Covenant Defeasance at any time of the entire indebtedness of this 2008 Note and certain restrictive covenants and Events of Default with respect to this 2008 Note, in each case upon compliance with certain conditions set forth in the Indenture.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2008 Note is registrable in the Security Register, upon surrender of this 2008 Note for registration or transfer at the office or agency in a Place of Payment for 2008 Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new 2008 Notes and of like tenor, of any authorized denominations and for the same aggregate principal amount, executed by the Issuer and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The 2008 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2008 Note, the 2008 Notes are exchangeable for a like aggregate principal amount of 2008 Notes of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this 2008 Note for registration of transfer, the Issuer, the Trustee or any agent of the Issuer or the Trustee may treat the Person in whose name this 2008 Note is registered as the owner hereof for all purposes, whether or not this 2008 Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities (including the 2008 Notes) of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities (including the 2008 Notes) at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities (including the 2008 Notes) of each series at the time outstanding, on behalf of the Holders of all Securities (including the 2008 Notes) of such series at the time outstanding, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2008 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2008 Note and of any 2008 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2008 Note.

EVENTS OF DEFAULT

         If an Event of Default with respect to the 2008 Notes shall occur and be continuing, the principal of the 2008 Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Issuer, the principal amount of the 2008 Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this 2008 Note and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE 2008 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

All terms defined in the Indenture and used in this 2008 Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                                CONVERSION NOTICE

         To convert this 2008 Note into Common Stock of the Issuer, check the box: [ ]

         To convert only part of this 2008 Note, state the principal amount to
be converted (must be $1,000 or a multiple of $1,000): $              .
                                                        --------------

         If you want the stock certificate made out in another person's name, fill in the form below:



                (Insert other person's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your signature:                              Date:
               -------------------------          -----------------------------


(Sign exactly as your name appears on the other side of this 2008 Note.)



*Signature guaranteed by:
                         -----------------------------------------



By:


* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE ON
                                CHANGE IN CONTROL

         If you want to elect to have this 2008 Note purchased, in whole or in part, by the Issuer pursuant to Section 3.9 of the Indenture, check the following box: [ ]

         If you want to have only part of this 2008 Note purchased by the Issuer pursuant to Article Twelve of the Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000): $
                                                           ----------------

Your signature:                              Date:
               -------------------------          -----------------------------


(Sign exactly as your name appears on the other side of this 2008 Note.)



*Signature guaranteed by:
                         -----------------------------------------



By:
   ----------------------------------------




* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program
(MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                 ASSIGNMENT FORM

         To assign this 2008 Note, fill in the form below: (I) or (we) assign and transfer this 2008 Note to


----------------------------------------------------------
      (Insert assignee's soc. sec. or tax I.D. no.)
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------

         (Print or type assignee's name, address and zip code) and irrevocably appoint ________________ to transfer this 2008 Note on the books of the Issuer. The agent may substitute another to act for him.



Date:
       ----------------------------

                                    Your Signature:
                                                     --------------------------

         (Sign exactly as your name appears on the face of this 2008 Note)


                                    Signature Guarantee:
                                                          ---------------------

                       SCHEDULE OF EXCHANGES OF 2008 NOTES

         The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:(3)

                         Amount of Decrease    Principal Amount        Signature of
                            in Principal        of this Global      authorized officer
       Date of             Amount of this     Security Following      of Trustee or
     Transaction          Global Security       such Decrease           Custodian
     -----------         ------------------   ------------------    ------------------





--------
(3) This schedule should be included only if the Security is a Global Security.